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                                                        EXHIBIT 10.51

                               TERMINATION AGREEMENT

     THIS AGREEMENT is effective as of the last date of signature hereon
("Effective Date") by and between (1) THE DELPHI ENERGY AND ENGINE AND ENERGY
MANAGEMENT SYSTEMS GROUP OF THE GENERAL MOTORS CORPORATION, a company incorporated under the laws of the State of Delaware, U.S.A., having offices at 4800 South Saginaw Street, Flint, MI ("Delphi"), (2) VALENCE TECHNOLOGY,
INC., a company incorporated under the laws of the State of Delaware, U.S.A., having offices at 301 Conestoga Way, Henderson NV ("Valence US"), and (3)
VALENCE TECHNOLOGY CAYMAN ISLANDS, INC., a company incorporated under the laws of the Cayman Islands and having as its registered office at P.O. Box
309 South Church Street, Grand Cayman, Cayman Islands, British West Indies
("Valence Caymans") [Valence US and Valence Cayman are collectively referred to herein as "Valence"].

     WHEREAS, the Parties entered into a first contract, effective March 1, 1991, (Development Contract) to jointly develop lithium-polymer, Vehicular, and Load Leveling/Peak Shaving Batteries ("Batteries");

     WHEREAS, the Parties subsequently entered into a second contract, effective September 15, 1994 ("Relocation Contract") to collocate their respective technical staffs at a facility in Henderson NV ("Facility") for a period of five (5) years (until September 1999) in order to continue the joint development, which Facility was to be purchased and maintained by Valence with the understanding that Delphi would pay seventy-five percent
(75%) of the ordinary operating expenses of the Facility ("Shared Expenses");

     WHEREAS, on or about June 1995, the Parties entered into a Bundled
Services Agreement whereby Valence would provide certain personnel services to Delphi for which Delphi would pay a specified amount of money (Bundled
Services Expenses);

     WHEREAS, five (5) experimental 2.2 KWH Load Leveling/Peak Shaving
Batteries had been built and successfully met the goals for such batteries, which batteries also demonstrated performance levels suitable for use as hybrid-type EV Batteries; and

     WHEREAS, the Parties now wish to conclude the joint development effort so that each can adapt the developed technology to, and focus their resources on, their own markets, independently of the other.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein set forth, the Parties mutually agree as follows:

     1. Terms in this Termination Agreement which are capitalized, and not otherwise defined herein, shall have the same definitions as they have in the Development, and the Relocation Contracts.

     2. The Development and Relocation Contracts will terminate as of the Effective Date.

     3. The Target for Delphi to begin producing hybrid-type EV Batteries, and starting the clock running on all of its exclusive licenses, except for SLI batteries, will be [*].

                                       1.

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     4.   All of Delphi's exclusive licenses, except for SLI batteries, will terminate on December 31, 2003, whether or not the Target is met; PROVIDED,
HOWEVER, that should Delphi begin producing Batteries, other than SLI batteries, for sale before [*], Delphi's exclusive licenses for Batteries other than SLI batteries, will terminate [*] from the first commercial sale of such Battery. Delphi's exclusive license for SLI batteries will terminate
[*] from the first commercial sale thereof, or [*], whichever is earlier.

     5. All Delphi employees and equipment will, at Delphi's expense, vacate the Facility within about [*] of the Effective Date, except as provided in paragraph 6 below. Delphi will leave those areas of the Facility that it has occupied in clean condition, and meeting all local electrical and plumbing building codes.

     6. The laboratory equipment listed on Attachment A (Equipment) is personality which is owned by Delphi, but which will remain at the Facility for use by Valence until (a) such time as Valence has replaced it, or (b) [*], whichever is earlier. While Equipment remains at the Facility, Delphi laboratory technicians will have free access to, and use of, Equipment during normal business hours, and without separate charge, to conduct such tests as Delphi might require. Valence will allow such access and use of Equipment by Delphi technicians as conveniently as is practically possible, but in no event will it be delayed for more than [*] from the time Delphi requests such access/use. Valence will (1) [*]; and (2) will return Equipment to Delphi in the same condition as it was in when Delphi vacated the Facility, less normal wear and tear. Each Party will be responsible for its own employees and any contractors it has at the Facility using Equipment, and will indemnify the other against any claims by such persons who may be injured while at Facility using Equipment.

     7.   Delphi will pay to Valence:

          (a)  Two Million Two Hundred Thousand Dollars ($2,200,000) within
[*] of the Effective Date of this Agreement; as well as

          (b) Bundled Services Expenses and Shared Expenses that accrue up to the date all Delphi employees and equipment (except as provided in paragraph 6) have vacated the Facility. The Bundled Service Agreement will terminate as of that date.

     8. After the Effective Date, Valence will be responsible for, and will pay all remaining expenses related to, equipment leased for its own use or for the joint use of the Parties.

     9. Except as set forth in Paragraph 10 below, the licenses and sublicenses of the Parties as set forth in the Development and Relocation
Contracts will remain in effect for the lives thereof, and are applicable only to patented inventions and technical information that were conceived before the Effective Date. Delphi's sublicense under Bellcore's lithium battery technology is not affected by this Termination Agreement, and will remain in effect for the life thereof.

     10. Delphi's exclusive license under Vehicular Batteries notwithstanding, Valence will hereafter have a license under [*] including the right to sublicense only its joint venture company Alliant/Valence L.L.C.
(Horsham, PA) (1) [*]; (2) [*]; and (3) [*].

                                       2.

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     11.  Delphi presently intends to directly or indirectly (i.e., via a contracting agency) retain those Bundled Service employees (heretofore provided by Valence) as are listed on Attachment B.

     12. The Parties will collaborate on a Press Release announcing conclusion of the joint development program and will otherwise cooperate with one another to effect a reasonably seamless and efficient separation of their operations, allowing each to continue its lithium-polymer battery work separately.

     13. Each Party hereby releases the other from any and all claims or causes of action arising in connection with the Development and Relocation
Contracts, except as may subsequently occur in connection with Sections 5.1,
5.2 and 5.3, and Articles VII and XII of the Development Contract, or Section
3 of the Relocation Contract which survive this termination of those Contracts.


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

ACCEPTED AND AGREED:

VALENCE TECHNOLOGY, INC.                        DELPHI ENERGY AND ENGINE
                                                MANAGEMENT SYSTEMS

By: ______________________________________      By: ______________________________________
    Signature of authorized representative          Signature of authorized representative

Printed Name: ____________________________      Printed Name: ____________________________

Title:        ____________________________      Title: ___________________________________

Date: ____________________________________      Date:  ___________________________________

VALENCE TECHNOLOGY CAYMAN ISLANDS, INC.

By:  ___________________________________
     Signature of authorized representative

Printed Name: __________________________

Title:        __________________________

Date: __________________________________


                                       3.

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                                               ATTACHMENT A

                                               LAB EQUIPMENT

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

- [*]

                                       4.

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                                               ATTACHMENT B

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                                       5.